Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Second Quarter 2020

RICHMOND, Va. (August 6, 2020) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the second quarter ended June 30, 2020 and provided an operational update regarding the Company’s response to the COVID-19 pandemic.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three and Six Months Ended June 30

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2020	2019	% Change		2020	2019	% Change

Net income (loss)	$(78,243)	$62,090	n/m		$(81,012)	$100,241	n/m
Net income (loss) per share	$(0.35)	$0.28	n/m		$(0.36)	$0.45	n/m

Adjusted EBITDAre	$(5,321)	$126,451	n/m		$48,453	$227,118	(78.7%	)
Comparable Hotels Adjusted Hotel EBITDA	$742	$133,132	(99.4%	)	$63,635	$238,128	(73.3%	)
Modified funds from operations (MFFO)	$(24,016)	$110,190	n/m		$13,794	$194,914	(92.9%	)
MFFO per share	$(0.11)	$0.49	n/m		$0.06	$0.87	(93.1%	)

Average Daily Rate (ADR) (Actual)	$100.76	$141.60	(28.8%	)	$122.48	$139.09	(11.9%	)
Occupancy (Actual)	28.2%	81.4%	(65.4%	)	44.5%	77.6%	(42.7%	)
Revenue Per Available Room (RevPAR) (Actual)	$28.44	$115.30	(75.3%	)	$54.55	$107.95	(49.5%	)

Comparable Hotels ADR	$100.76	$142.01	(29.0%	)	$122.52	$139.88	(12.4%	)
Comparable Hotels Occupancy	28.2%	81.5%	(65.4%	)	44.5%	77.8%	(42.8%	)
Comparable Hotels RevPAR	$28.44	$115.73	(75.4%	)	$54.50	$108.82	(49.9%	)

Distributions paid	$-	$67,155	(100.0%	)	$67,324	$134,343	(49.9%	)
Distributions paid per share	$-	$0.30	(100.0%	)	$0.30	$0.60	(50.0%	)

Cash and cash equivalents	$156,461	$-	n/a
Total debt outstanding	$1,588,721
Total debt outstanding, net of cash and cash equivalents	$1,432,260
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	39.9%

Note: n/m = not meaningful.

(1)	Explanations of and reconciliations to net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)

Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $9.66 on June 30, 2020.

Comparable Hotels is defined as the 233 hotels owned by the Company as of June 30, 2020. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “The second quarter of this year was unlike anything we have experienced in our more than 20-year history in the hospitality industry. I want to thank our corporate team and the many talented and dedicated individuals working for our brands, our management companies and at our hotels for their efforts during these challenging times. From the onset of the pandemic, we have been intently focused

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on maintaining a sound liquidity position, safeguarding long-term value for our shareholders and ensuring our ability to thrive in future years while also addressing immediate needs at our hotels to ensure the health and well-being of our guests and associates. Our rooms-focused hotels, broadly diversified across markets and demand generators, are open and uniquely positioned with broad consumer appeal. Despite extraordinary declines in rate and occupancy during the second quarter, we were able to achieve positive Adjusted Hotel EBITDA for the quarter and positive Adjusted EBITDAre for the month of June. We have been working diligently to reduce expenses and maximize hotel operating results by targeting available business in our markets. With sequential improvement since April, we estimate July cash flow will be slightly positive for the Company. While we have many unknowns and unprecedented challenges ahead of us, the current operating environment has confirmed the strength and resiliency of our portfolio and underlying strategy, and I am confident we are well positioned to weather the current challenges and outperform as travel recovers.”

Actions to Mitigate Operational and Financial Impact of COVID-19 and Enhance Liquidity

Apple Hospitality, its brands and its third-party management companies have taken the following actions to mitigate the operational and financial impact of the COVID-19 pandemic and enhance liquidity:

●

Reduced property-level expenses: Beginning in March 2020, the Company, its brands and its third-party management companies implemented cost elimination and efficiency initiatives at each of the Company’s hotels by reducing labor costs, reducing or eliminating certain services and amenities, and reducing rates under various service contracts. Hotel operating expenses were reduced by 67% during the second quarter of 2020 as compared to the same period last year.

●

Sustained hotel operations: As of June 30, 2020, all of the Company’s hotels were open and receiving reservations with enhanced health and sanitation measures in place, and the Company intentionally consolidated operations at 18 hotels, down from 38 hotels as of May 2020, in market clusters to maximize operational efficiencies. The cost structure of the Company’s primarily rooms-focused hotels allows them to operate cost effectively even at very low occupancy levels.

●

Enhanced sales efforts: Together with its third-party management companies, the Company has enhanced its sales efforts by focusing on COVID-19-specific demand opportunities in certain markets and strategically targeting and maximizing performance based on available demand, such as leisure, construction, manufacturing, government, medical and maintenance focused business.

●

Postponed non-essential capital improvement projects: The Company has postponed all non-essential capital improvement projects planned for 2020 and anticipates a reduction of approximately $50 million in originally planned capital improvements for the year.

●	Suspended distributions: The Company suspended its monthly distributions, with the last distribution being paid March 16, 2020.

●	Ceased share repurchases: The Company terminated its written trading plan under its Share Repurchase Program in March 2020, and no shares were repurchased during the second quarter of 2020.

●

Reduced executive compensation: The Company’s Executive Chairman voluntarily agreed to forego six months of his salary, the Company’s Chief Executive Officer volunteered to reduce his target compensation by 60% and the non-employee directors on the Company’s Board of Directors volunteered as a group to reduce their annual director fees by more than 15%. General and administrative expenses were reduced by approximately 27% during the second quarter of 2020 as compared to the same period last year primarily due to anticipated decreases in compensation and other overhead expenses.

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●

Completed amendments to unsecured credit facilities: Effective June 5, 2020, the Company entered into amendments to its unsecured credit facilities to suspend its financial covenants until June 30, 2021, and modify the calculations for the following year.

●

Terminated purchase contract: In May 2020, the Company terminated the contract to purchase the planned Courtyard by Marriott to be constructed in Denver, Colorado, for approximately $49 million, and the refundable deposit of approximately $0.6 million was repaid to the Company.

●	Hotels under contract to sell: In June 2020, the Company entered into a contract for the sale of its Homewood Suites by Hilton in Memphis, Tennessee, for a gross sales price of $9 million.

Operations Update

While the Company experienced a significant decline in operating results during April 2020, as compared to April 2019, occupancy and RevPAR showed sequential improvement in May and June 2020, resulting in positive Adjusted Hotel EBITDA for the months of May and June 2020, as well as in total for the second quarter. Adjusted Hotel EBITDA for the month of June 2020 covered substantially all of the Company’s interest and general and administrative expenses, and the Company estimates, based on July 2020 occupancy of approximately 45%, that its cash flow for the month of July 2020 will be slightly positive. The following tables highlight the monthly impact of the COVID-19 pandemic on the Company’s ADR, Occupancy, RevPAR and Adjusted Hotel EBITDA during the second quarter of 2020, as compared to the second quarter of 2019 (in thousands, except statistical data):

	April 2020	May 2020	June 2020	Three Months Ended June 30, 2020	April 2019	May 2019	June 2019	Three Months Ended June 30, 2019

ADR	$99.92	$95.67	$105.09	$100.76	$139.83	$139.72	$145.14	$141.60
Occupancy	17.7%	28.6%	38.2%	28.2%	80.6%	80.1%	83.7%	81.4%
RevPAR	$17.70	$27.39	$40.17	$28.44	$112.64	$111.94	$121.41	$115.30
Adjusted Hotel EBITDA (1)	$(7,931)	$575	$8,060	$704	$42,014	$43,542	$49,203	$134,759

(1)	See explanation and reconciliation of Adjusted Hotel EBITDA to net income (loss) included below.

The Company, its third-party management companies and the brands the Company’s hotels are franchised with have aggressively worked to mitigate the costs and uses of cash associated with operating the Company’s hotels in a low-occupancy environment and are thoughtfully working to position the hotels to adapt to changes that may occur to guest preferences in the future. The operational impact of the COVID-19 pandemic has varied and will vary by market and hotel. With the support of its brands and third-party management companies, the Company will continue to evaluate and implement additional measures as the situation evolves.

Portfolio Activity

Acquisitions and Contracts for Potential Acquisitions

In April 2020, Apple Hospitality closed on the purchase of the newly developed Hampton Inn & Suites by Hilton and Home2 Suites by Hilton in Cape Canaveral, Florida, a combined 224-room, dual-branded complex. The Company entered into the contract to purchase the hotels in 2018. The purchase price was approximately $47 million, funded by $25 million of cash on hand and a one-year note payable with the developer secured by the hotels for approximately $22 million.

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The Company has outstanding contracts, all of which were entered into prior to 2020, for the potential purchase of three additional hotels. The three hotels are currently under development and details related to the hotels under contract for purchase are as follows:

●

The Company has an outstanding contract to purchase a combined 259-room Hyatt House and Hyatt Place dual-branded complex in Tempe, Arizona, for a total purchase price of approximately $65 million. The Company anticipates acquiring the two hotels in August 2020.

●

The Company has an outstanding contract to purchase a 176-room Hilton Garden Inn in Madison, Wisconsin, for a total purchase price of approximately $50 million. The Company anticipates acquiring the hotel during the next 12 months from June 30, 2020.

There are many conditions to closing under each of the contracts that have not yet been satisfied, including completion of construction, and there can be no assurance that closings on the three hotels will occur. If the sellers meet all of the conditions to closing, the Company is obligated to specifically perform under these contracts.

Dispositions and Contract for Potential Disposition

The Company sold two hotels during the first quarter of 2020 for a combined gross sales price of approximately $45 million. In June 2020, the Company entered into a contract to sell its 140-room Homewood Suites by Hilton in Memphis, Tennessee, for a gross sales price of $9 million. As a result of committing to sell the hotel, the Company recognized an impairment loss on the hotel of approximately $4 million in the second quarter of 2020. Although the Company is working towards the sale of the hotel, there are many conditions to closing that have not yet been satisfied, and there can be no assurance that a closing on the hotel will occur. If all conditions to closing are met, the sale is expected to be completed in the fourth quarter of 2020.

Capital Improvements

During the six months ended June 30, 2020, the Company invested approximately $30 million in capital expenditures. The Company anticipates spending an additional $5 million to $10 million in capital expenditures during the remainder of 2020. This estimate is approximately $50 million less than originally planned for the entire year of 2020, as the Company has postponed all previously-planned, non-essential capital improvements in order to maintain a sound liquidity position as a result of COVID-19.

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Balance Sheet and Liquidity

Summary

As of June 30, 2020, Apple Hospitality had approximately $1.6 billion of total outstanding indebtedness with a current combined weighted-average interest rate of approximately 3.8%, cash on hand of approximately $156 million and availability under its revolving credit facility of approximately $225 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding indebtedness is comprised of approximately $519 million in property-level debt secured by 33 hotels and approximately $1.1 billion outstanding on its unsecured credit facilities. In March 2020, the Company borrowed the remaining availability under its $425 million revolving credit facility as a precautionary measure to increase its cash position and preserve financial flexibility in light of uncertainty in the financial markets resulting from COVID-19. In connection with entering into amendments to each of its unsecured credit facilities in June 2020, and as a result of improved operating cash flows as compared to April and May 2020, the Company repaid approximately $225 million and $100 million of borrowings under its revolving credit facility in June 2020 and July 2020, respectively. The Company’s total debt to total capitalization, net of cash and cash equivalents at June 30, 2020 was approximately 40%. As of June 30, 2020, the Company’s weighted-average debt maturities are 5 years, with no maturities for the remainder of 2020 and $53 million, net of reserves, maturing in 2021.

Unsecured Credit Facilities Amendments

The credit agreements governing the Company’s unsecured credit facilities contain mandatory prepayment requirements and customary affirmative and negative covenants and events of default. The credit agreements require that the Company comply with various covenants, which include, among others, a minimum tangible net worth, maximum debt limits, minimum interest and fixed charge coverage ratios and restrictions on certain investments. As a result of COVID-19 and the associated disruption to the Company’s operating results, the Company anticipated that it may not be able to maintain compliance with certain of these covenants in future periods. As a result, on June 5, 2020, the Company entered into amendments to each of the unsecured credit facilities. The amendments suspend the testing of the Company’s existing financial maintenance covenants under the unsecured credit facilities until the date the compliance certificate is required to be delivered for the fiscal quarter ending June 30, 2021, unless the Company elects an earlier date, (the “Covenant Waiver Period”), and provide for, among other restrictions, the following during the Covenant Waiver Period:

●

Mandatory prepayments of amounts outstanding under the Company’s unsecured credit facilities of net cash proceeds from certain debt and equity issuances and asset dispositions, subject to various exceptions. A portion of the mandatory prepayments will be available for future borrowing under the revolving credit facility;

●	A minimum liquidity covenant of $100 million;
●

A requirement to pledge the equity interests of each direct or indirect owner of certain unencumbered property in favor of the administrative agents if average liquidity for any month is less than $275 million or the total amount outstanding under the revolving credit facility exceeds $275 million;

●	Restrictions on the Company’s and its subsidiaries’ ability to incur additional indebtedness or prepay certain existing indebtedness;
●	Restrictions on the Company’s ability to make cash distributions (except to the extent required to maintain REIT status) and share repurchases;
●	Maximum discretionary capital expenditures of $50 million;
●	Limitations on additional investments; and
●

An increase in the applicable interest rate under the unsecured credit facilities until the end of the Covenant Waiver Period to a rate that corresponds to the highest leverage-based applicable interest rate margin with respect to the unsecured credit facilities.

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The amendments also modify the calculation of the existing financial covenants for the four quarters subsequent to the end of the Covenant Waiver Period to annualize calculated amounts to the extent the most recently ended fiscal quarter is not at least four fiscal quarters from the end of the Covenant Waiver Period and provide for an increase in the LIBOR floor under the credit agreements from 0 to 25 basis points for Eurodollar Rate Loans and establish a Base Rate floor of 1.25% on the revolving credit facility, and any term loans under the credit agreements that are not hedged. Except as otherwise set forth in the amendments, the terms of the credit agreements remain in effect.

As of June 30, 2020, the Company was in compliance with the applicable covenants of the credit agreements.

2020 Outlook

Given the ongoing uncertainties related to the depth and duration of the COVID-19 pandemic and its impact on the travel industry and hotel operations, the Company does not expect to issue guidance until operating fundamentals begin to stabilize.

Second Quarter 2020 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties on Friday, August 7, 2020, at 10:00 a.m. Eastern Time. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 1:00 p.m. Eastern Time on August 7, 2020, through 11:59 p.m. Eastern Time on August 28, 2020. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13706336. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 233 hotels with more than 29,700 guest rooms located in 87 markets throughout 34 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 104 Marriott-branded hotels, 126 Hilton-branded hotels, one Hyatt-branded hotel and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre (“Adjusted EBITDAre”); and Adjusted Hotel EBITDA (“Adjusted Hotel EBITDA”). These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

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Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the adverse effect of COVID-19, including possible resurgences, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases or other factors, the slowing or potential rollback of “reopenings” in certain states, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19.  Such additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of COVID-19 or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	June 30,	December 31,
	2020	2019
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization
of $1,146,325 and $1,054,429, respectively	$4,776,032	$4,825,738
Assets held for sale	-	12,093
Cash and cash equivalents	156,461	-
Restricted cash-furniture, fixtures and other escrows	27,713	34,661
Due from third party managers, net	24,925	26,926
Other assets, net	37,068	42,993
Total Assets	$5,022,199	$4,942,411

Liabilities
Debt, net	$1,582,168	$1,320,407
Finance lease liabilities	219,060	216,627
Accounts payable and other liabilities	108,012	114,364
Total Liabilities	1,909,240	1,651,398

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and
outstanding 223,223,562 and 223,862,913 shares, respectively	4,488,034	4,493,763
Accumulated other comprehensive loss	(51,059)	(4,698)
Distributions greater than net income	(1,324,016)	(1,198,052)
Total Shareholders' Equity	3,112,959	3,291,013

Total Liabilities and Shareholders' Equity	$5,022,199	$4,942,411

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
Room	$76,828	$315,232	$294,807	$594,702
Food and beverage	839	15,692	12,151	30,707
Other	3,411	10,193	12,130	19,495
Total revenue	81,078	341,117	319,088	644,904

Expenses:
Hotel operating expense:
Operating	19,707	80,166	87,736	155,746
Hotel administrative	13,811	26,967	37,454	52,597
Sales and marketing	9,430	30,831	33,789	58,525
Utilities	6,308	9,561	15,498	19,500
Repair and maintenance	6,348	13,041	18,141	25,907
Franchise fees	3,656	14,752	13,913	27,863
Management fees	2,557	11,872	10,552	22,501
Total hotel operating expense	61,817	187,190	217,083	362,639
Property taxes, insurance and other	18,702	19,246	38,297	38,859
General and administrative	6,025	8,308	15,548	16,445
Loss on impairment of depreciable real estate assets	4,382	-	4,382	-
Depreciation and amortization	49,897	48,109	99,419	96,059
Total expense	140,823	262,853	374,729	514,002

Gain (loss) on sale of real estate	(54)	(161)	8,785	1,052

Operating income (loss)	(59,799)	78,103	(46,856)	131,954

Interest and other expense, net	(18,386)	(15,857)	(33,952)	(31,351)

Income (loss) before income taxes	(78,185)	62,246	(80,808)	100,603

Income tax expense	(58)	(156)	(204)	(362)

Net income (loss)	$(78,243)	$62,090	$(81,012)	$100,241

Other comprehensive loss:
Interest rate derivatives	(4,195)	(10,120)	(46,361)	(16,164)

Comprehensive income (loss)	$(82,438)	$51,970	$(127,373)	$84,077

Basic and diluted net income (loss) per common share	$(0.35)	$0.28	$(0.36)	$0.45

Weighted average common shares outstanding - basic and diluted	223,278	223,899	223,786	223,915

Note: The Consolidated Statements of Operations and Comprehensive Income (Loss) and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020	2019	% Change	2020	2019	% Change

Total revenue	$81,078	$336,870	(75.9%)	$317,948	$630,355	(49.6%)

Total operating expenses	80,336	203,738	(60.6%)	254,313	392,227	(35.2%)

Adjusted Hotel EBITDA	$742	$133,132	(99.4%)	$63,635	$238,128	(73.3%)
Adjusted Hotel EBITDA Margin %	0.9%	39.5%	(3,860 bps)	20.0%	37.8%	(1,780 bps)

ADR (Comparable Hotels)	$100.76	$142.01	(29.0%)	$122.52	$139.88	(12.4%)
Occupancy (Comparable Hotels)	28.2%	81.5%	(65.4%)	44.5%	77.8%	(42.8%)
RevPAR (Comparable Hotels)	$28.44	$115.73	(75.4%)	$54.50	$108.82	(49.9%)

ADR (Actual)	$100.76	$141.60	(28.8%)	$122.48	$139.09	(11.9%)
Occupancy (Actual)	28.2%	81.4%	(65.4%)	44.5%	77.6%	(42.7%)
RevPAR (Actual)	$28.44	$115.30	(75.3%)	$54.55	$107.95	(49.5%)

Reconciliation to Actual Results

Total Revenue (Actual)	$81,078	$341,117		$319,088	$644,904
Revenue from acquisitions prior to ownership	-	798		-	2,615
Revenue from dispositions	-	(5,045)		(1,140)	(17,164)
Comparable Hotels Total Revenue	$81,078	$336,870		$317,948	$630,355

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$704	$134,759		$64,001	$243,563
AHEBITDA from acquisitions prior to ownership	-	166		-	557
AHEBITDA from dispositions	38	(1,793)		(366)	(5,992)
Comparable Hotels AHEBITDA	$742	$133,132		$63,635	$238,128

Note: Comparable Hotels is defined as the 233 hotels owned by the Company as of June 30, 2020. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 10

Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020

Total revenue	$322,844	$286,453	$293,485	$336,870	$327,778	$285,366	$236,870	$81,078

Total operating expenses	200,050	187,090	188,489	203,738	204,707	190,356	173,977	80,336

Adjusted Hotel EBITDA	$122,794	$99,363	$104,996	$133,132	$123,071	$95,010	$62,893	$742
Adjusted Hotel EBITDA Margin %	38.0%	34.7%	35.8%	39.5%	37.5%	33.3%	26.6%	0.9%

ADR (Comparable Hotels)	$139.55	$133.30	$137.51	$142.01	$139.78	$131.58	$132.66	$100.76
Occupancy (Comparable Hotels)	79.1%	72.7%	74.0%	81.5%	79.9%	72.9%	60.8%	28.2%
RevPAR (Comparable Hotels)	$110.45	$96.95	$101.81	$115.73	$111.66	$95.97	$80.70	$28.44

ADR (Actual)	$137.77	$131.93	$136.36	$141.60	$139.21	$131.41	$132.55	$100.76
Occupancy (Actual)	78.9%	72.5%	73.9%	81.4%	79.9%	72.9%	60.9%	28.2%
RevPAR (Actual)	$108.70	$95.63	$100.71	$115.30	$111.17	$95.85	$80.66	$28.44

Reconciliation to Actual Results

Total Revenue (Actual)	$332,197	$295,255	$303,787	$341,117	$331,722	$289,971	$238,010	$81,078
Revenue from acquisitions prior to ownership	3,516	3,098	1,817	798	675	73	-	-
Revenue from dispositions	(12,869)	(11,900)	(12,119)	(5,045)	(4,619)	(4,678)	(1,140)	-
Comparable Hotels Total Revenue	$322,844	$286,453	$293,485	$336,870	$327,778	$285,366	$236,870	$81,078

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$125,922	$102,157	$108,804	$134,759	$124,596	$96,836	$63,297	$704
AHEBITDA from acquisitions prior to ownership	959	818	391	166	57	(1)	-	-
AHEBITDA from dispositions	(4,087)	(3,612)	(4,199)	(1,793)	(1,582)	(1,825)	(404)	38
Comparable Hotels AHEBITDA	$122,794	$99,363	$104,996	$133,132	$123,071	$95,010	$62,893	$742

Note: Comparable Hotels is defined as the 233 hotels owned by the Company as of June 30, 2020. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020	2019	% Change	2020	2019	% Change

Total revenue	$80,163	$333,336	(76.0%)	$313,855	$624,300	(49.7%)

Total operating expenses	79,058	201,351	(60.7%)	250,764	387,958	(35.4%)

Adjusted Hotel EBITDA	$1,105	$131,985	(99.2%)	$63,091	$236,342	(73.3%)
Adjusted Hotel EBITDA Margin %	1.4%	39.6%	(3,820 bps)	20.1%	37.9%	(1,780 bps)

ADR (Same Store Hotels)	$100.83	$142.08	(29.0%)	$122.49	$139.89	(12.4%)
Occupancy (Same Store Hotels)	28.4%	81.6%	(65.2%)	44.6%	77.8%	(42.7%)
RevPAR (Same Store Hotels)	$28.59	$115.90	(75.3%)	$54.58	$108.89	(49.9%)

ADR (Actual)	$100.76	$141.60	(28.8%)	$122.48	$139.09	(11.9%)
Occupancy (Actual)	28.2%	81.4%	(65.4%)	44.5%	77.6%	(42.7%)
RevPAR (Actual)	$28.44	$115.30	(75.3%)	$54.55	$107.95	(49.5%)

Reconciliation to Actual Results

Total Revenue (Actual)	$81,078	$341,117		$319,088	$644,904
Revenue from acquisitions	(915)	(2,736)		(4,093)	(3,440)
Revenue from dispositions	-	(5,045)		(1,140)	(17,164)
Same Store Hotels Total Revenue	$80,163	$333,336		$313,855	$624,300

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$704	$134,759		$64,001	$243,563
AHEBITDA from acquisitions	363	(981)		(544)	(1,229)
AHEBITDA from dispositions	38	(1,793)		(366)	(5,992)
Same Store Hotels AHEBITDA	$1,105	$131,985		$63,091	$236,342

Note: Same Store Hotels is defined as the 228 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020

Total revenue	$290,964	$333,336	$324,274	$281,972	$233,692	$80,163

Total operating expenses	186,607	201,351	202,300	187,957	171,706	79,058

Adjusted Hotel EBITDA	$104,357	$131,985	$121,974	$94,015	$61,986	$1,105
Adjusted Hotel EBITDA Margin %	35.9%	39.6%	37.6%	33.3%	26.5%	1.4%

ADR (Same Store Hotels)	$137.44	$142.08	$139.92	$131.65	$132.60	$100.83
Occupancy (Same Store Hotels)	74.1%	81.6%	79.9%	72.9%	60.8%	28.4%
RevPAR (Same Store Hotels)	$101.80	$115.90	$111.79	$95.97	$80.57	$28.59

ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$132.55	$100.76
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	60.9%	28.2%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$80.66	$28.44

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$238,010	$81,078
Revenue from acquisitions	(704)	(2,736)	(2,829)	(3,321)	(3,178)	(915)
Revenue from dispositions	(12,119)	(5,045)	(4,619)	(4,678)	(1,140)	-
Same Store Hotels Total Revenue	$290,964	$333,336	$324,274	$281,972	$233,692	$80,163

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$63,297	$704
AHEBITDA from acquisitions	(248)	(981)	(1,040)	(996)	(907)	363
AHEBITDA from dispositions	(4,199)	(1,793)	(1,582)	(1,825)	(404)	38
Same Store Hotels AHEBITDA	$104,357	$131,985	$121,974	$94,015	$61,986	$1,105

Note: Same Store Hotels is defined as the 228 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis from September 30, 2018 through June 30, 2020.

	Three Months Ended
	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020
Net income (loss)	$62,122	$34,152	$38,151	$62,090	$46,223	$25,453	$(2,769)	$(78,243)
Depreciation and amortization	46,169	46,730	47,950	48,109	47,887	49,294	49,522	49,897
Amortization of favorable and unfavorable operating leases, net	146	147	31	31	31	31	101	101
Interest and other expense, net	13,140	12,916	15,494	15,857	14,759	15,081	15,566	18,386
Income tax expense	100	173	206	156	143	174	146	58
EBITDA	121,677	94,118	101,832	126,243	109,043	90,033	62,566	(9,801)
(Gain) loss on sale of real estate	-	(152)	(1,213)	161	-	(3,969)	(8,839)	54
Loss on impairment of depreciable real estate assets	-	-	-	-	6,467	-	-	4,382
EBITDAre	121,677	93,966	100,619	126,404	115,510	86,064	53,727	(5,365)
Non-cash straight-line operating ground lease expense	875	865	48	47	47	46	47	44
Adjusted EBITDAre	$122,552	$94,831	$100,667	$126,451	$115,557	$86,110	$53,774	$(5,321)
General and administrative expense	3,370	7,326	8,137	8,308	9,039	10,726	9,523	6,025
Adjusted Hotel EBITDA	$125,922	$102,157	$108,804	$134,759	$124,596	$96,836	$63,297	$704

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income (loss) to FFO and MFFO for the three and six months ended June 30, 2020 and 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$(78,243)	$62,090	$(81,012)	$100,241
Depreciation of real estate owned	48,044	46,712	95,712	93,378
(Gain) loss on sale of real estate	54	161	(8,785)	(1,052)
Loss on impairment of depreciable real estate assets	4,382	-	4,382	-
Funds from operations	(25,763)	108,963	10,297	192,567
Amortization of finance ground lease assets	1,602	1,149	3,204	2,190
Amortization of favorable and unfavorable operating leases, net	101	31	202	62
Non-cash straight-line operating ground lease expense	44	47	91	95
Modified funds from operations	$(24,016)	$110,190	$13,794	$194,914

Page | 15

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

June 30, 2020

	July 1- December 31, 2020	2021	2022	2023	2024	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$4,790	$71,799	$309,514	$296,196	$338,579	$567,843	$1,588,721	$1,538,428
Average interest rates (1)	3.8%	3.8%	3.8%	4.0%	4.2%	4.3%

Variable rate debt:
Maturities	$-	$21,704	$199,700	$250,000	$310,000	$260,000	$1,041,404	$990,248
Average interest rates (1)	3.5%	3.5%	3.7%	4.0%	4.4%	4.7%

Fixed rate debt:
Maturities	$4,790	$50,095	$109,814	$46,196	$28,579	$307,843	$547,317	$548,180
Average interest rates	4.3%	4.3%	4.1%	4.0%	4.0%	4.0%

(1)	The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Page | 16

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics Top 20 Markets

Three Months ended June 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR
	# of Hotels	Q2 2020	Q2 2019	% Change	Q2 2020	Q2 2019	% Change	Q2 2020	Q2 2019	% Change
Top 20 Markets
Macon/Warner Robins, GA	1	91.6%	85.9%	6.7%	$96.01	$135.04	(28.9%)	$87.95	$115.94	(24.1%)
Riverside & San Bernardino, CA	1	60.5%	85.1%	(28.8%)	$144.82	$171.15	(15.4%)	$87.65	$145.57	(39.8%)
Alaska	2	62.3%	90.3%	(30.9%)	$127.78	$221.03	(42.2%)	$79.65	$199.51	(60.1%)
Chattanooga, TN-GA	1	64.4%	87.6%	(26.6%)	$113.40	$120.83	(6.2%)	$72.98	$105.90	(31.1%)
North Carolina East	5	55.7%	90.1%	(38.2%)	$126.15	$141.50	(10.8%)	$70.25	$127.55	(44.9%)
Texas East	2	64.8%	82.5%	(21.5%)	$89.15	$104.33	(14.5%)	$57.73	$86.07	(32.9%)
Texas West	2	57.3%	84.6%	(32.2%)	$100.31	$117.01	(14.3%)	$57.49	$98.98	(41.9%)
Norfolk/Virginia Beach, VA	4	42.8%	87.0%	(50.8%)	$130.89	$164.09	(20.2%)	$55.97	$142.72	(60.8%)
Florida Panhandle	5	42.8%	86.1%	(50.3%)	$129.31	$164.01	(21.2%)	$55.32	$141.13	(60.8%)
Melbourne/Titusville, FL	3	39.8%	96.5%	(58.7%)	$130.61	$153.69	(15.0%)	$52.04	$148.33	(64.9%)
South Carolina Area	1	43.2%	92.1%	(53.1%)	$118.36	$154.23	(23.3%)	$51.16	$142.10	(64.0%)
Newark, NJ	2	47.1%	86.3%	(45.4%)	$102.94	$151.58	(32.1%)	$48.47	$130.82	(62.9%)
Seattle, WA	3	35.9%	88.4%	(59.3%)	$133.15	$195.34	(31.8%)	$47.86	$172.62	(72.3%)
Bergen/Passaic, NJ	1	46.3%	83.4%	(44.5%)	$95.66	$140.80	(32.1%)	$44.30	$117.39	(62.3%)
San Jose/Santa Cruz, CA	1	37.9%	90.1%	(57.9%)	$105.68	$236.13	(55.2%)	$40.05	$212.69	(81.2%)
Memphis, TN-AR-MS	2	35.6%	80.4%	(55.7%)	$111.96	$153.67	(27.1%)	$39.86	$123.59	(67.8%)
Los Angeles/Long Beach, CA	8	34.5%	86.7%	(60.2%)	$114.99	$181.79	(36.7%)	$39.62	$157.56	(74.9%)
California South/Central	3	41.2%	91.3%	(54.8%)	$95.42	$136.04	(29.9%)	$39.35	$124.15	(68.3%)
Columbia, SC	2	41.6%	85.1%	(51.1%)	$94.40	$117.87	(19.9%)	$39.27	$100.32	(60.9%)
Tennessee Area	2	38.6%	86.0%	(55.1%)	$100.56	$126.85	(20.7%)	$38.82	$109.11	(64.4%)
Top 20 Markets	51	45.2%	87.2%	(48.2%)	$116.22	$161.39	(28.0%)	$52.49	$140.76	(62.7%)

All Other Markets	182	23.9%	80.1%	(70.1%)	$93.41	$136.82	(31.7%)	$22.37	$109.57	(79.6%)

Total Portfolio	233	28.2%	81.5%	(65.4%)	$100.76	$142.01	(29.0%)	$28.44	$115.73	(75.4%)

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels RevPAR.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics Top 20 Markets

Six Months ended June 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR
	# of Hotels	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change
Top 20 Markets
Riverside & San Bernardino, CA	1	69.1%	84.5%	(18.3%)	$158.66	$166.30	(4.6%)	$109.56	$140.51	(22.0%)
San Jose/Santa Cruz, CA	1	53.2%	86.7%	(38.6%)	$184.33	$242.35	(23.9%)	$98.05	$210.12	(53.3%)
Macon/Warner Robins, GA	1	79.8%	84.9%	(6.0%)	$112.80	$134.31	(16.0%)	$90.01	$114.01	(21.1%)
Alaska	2	65.1%	86.2%	(24.5%)	$133.58	$189.76	(29.6%)	$86.93	$163.50	(46.8%)
Melbourne/Titusville, FL	3	56.7%	94.8%	(40.2%)	$151.09	$163.25	(7.4%)	$85.65	$154.83	(44.7%)
Los Angeles/Long Beach, CA	8	54.2%	87.0%	(37.8%)	$150.88	$176.26	(14.4%)	$81.75	$153.43	(46.7%)
Tampa/St Petersburg, FL	1	50.6%	87.8%	(42.4%)	$158.81	$162.47	(2.2%)	$80.42	$142.70	(43.6%)
Seattle, WA	3	51.9%	82.8%	(37.3%)	$152.95	$181.64	(15.8%)	$79.40	$150.32	(47.2%)
Miami/Hialeah, FL	3	59.4%	85.0%	(30.1%)	$131.97	$149.24	(11.6%)	$78.42	$126.86	(38.2%)
Fort Lauderdale, FL	2	49.4%	90.1%	(45.2%)	$154.81	$155.08	(0.2%)	$76.42	$139.67	(45.3%)
West Palm Beach/Boca Raton, FL	1	48.8%	87.7%	(44.4%)	$152.49	$135.94	12.2%	$74.35	$119.19	(37.6%)
New Orleans, LA	1	44.0%	81.3%	(45.9%)	$165.56	$189.40	(12.6%)	$72.92	$154.06	(52.7%)
Chattanooga, TN-GA	1	64.4%	81.0%	(20.5%)	$112.27	$118.77	(5.5%)	$72.31	$96.17	(24.8%)
Florida Panhandle	5	54.7%	82.6%	(33.8%)	$131.64	$157.44	(16.4%)	$71.95	$130.04	(44.7%)
Texas West	2	63.2%	83.3%	(24.1%)	$112.29	$117.66	(4.6%)	$70.99	$98.00	(27.6%)
North Carolina East	5	61.0%	85.9%	(29.1%)	$116.25	$127.04	(8.5%)	$70.85	$109.14	(35.1%)
Texas East	2	70.7%	80.9%	(12.6%)	$98.90	$102.94	(3.9%)	$69.89	$83.25	(16.1%)
Sacramento, CA	1	50.5%	89.6%	(43.6%)	$135.87	$165.13	(17.7%)	$68.62	$147.99	(53.6%)
Tucson, AZ	3	51.5%	83.5%	(38.4%)	$129.64	$119.58	8.4%	$66.70	$99.85	(33.2%)
Phoenix, AZ	9	46.1%	78.4%	(41.2%)	$144.41	$147.10	(1.8%)	$66.54	$115.28	(42.3%)
Top 20 Markets	55	54.6%	84.2%	(35.1%)	$138.50	$155.36	(10.9%)	$75.66	$130.80	(42.2%)

All Other Markets	178	41.3%	75.8%	(45.5%)	$115.96	$134.60	(13.8%)	$47.93	$102.05	(53.0%)

Total Portfolio	233	44.5%	77.8%	(42.8%)	$122.52	$139.88	(12.4%)	$54.50	$108.82	(49.9%)

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels RevPAR.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months ended June 30

(Unaudited)

Region		Occupancy				ADR				RevPAR
	# of Hotels	Q2 2020	Q2 2019	% Change		Q2 2020	Q2 2019	% Change		Q2 2020	Q2 2019	% Change
STR Region
East North Central	15	20.6%	78.0%	(73.6%	)	$87.04	$132.08	(34.1%	)	$17.90	$103.02	(82.6%	)
East South Central	30	28.7%	83.4%	(65.6%	)	$99.81	$134.82	(26.0%	)	$28.64	$112.41	(74.5%	)
Middle Atlantic	12	25.5%	83.5%	(69.5%	)	$95.44	$168.09	(43.2%	)	$24.32	$140.43	(82.7%	)
Mountain	20	27.1%	77.2%	(64.9%	)	$88.22	$127.40	(30.8%	)	$23.92	$98.41	(75.7%	)
New England	5	17.2%	79.3%	(78.3%	)	$116.35	$147.42	(21.1%	)	$20.06	$116.91	(82.8%	)
Pacific	33	31.2%	86.2%	(63.7%	)	$116.37	$171.76	(32.2%	)	$36.36	$148.04	(75.4%	)
South Atlantic	59	32.3%	82.7%	(60.9%	)	$104.82	$139.04	(24.6%	)	$33.90	$114.96	(70.5%	)
West North Central	18	20.0%	83.1%	(76.0%	)	$95.28	$135.17	(29.5%	)	$19.04	$112.39	(83.1%	)
West South Central	41	29.3%	77.1%	(62.0%	)	$92.19	$126.69	(27.2%	)	$27.03	$97.67	(72.3%	)

Total Portfolio	233	28.2%	81.5%	(65.4%	)	$100.76	$142.01	(29.0%	)	$28.44	$115.73	(75.4%	)

Note: Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Six Months ended June 30

(Unaudited)

Region		Occupancy				ADR				RevPAR
	# of Hotels	YTD 2020	YTD 2019	% Change		YTD 2020	YTD 2019	% Change		YTD 2020	YTD 2019	% Change
STR Region
East North Central	15	35.6%	69.9%	(49.1%	)	$105.47	$125.70	(16.1%	)	$37.54	$87.91	(57.3%	)
East South Central	30	45.9%	79.1%	(42.0%	)	$116.08	$131.48	(11.7%	)	$53.27	$104.00	(48.8%	)
Middle Atlantic	12	37.2%	75.9%	(50.9%	)	$119.03	$157.11	(24.2%	)	$44.34	$119.24	(62.8%	)
Mountain	20	46.5%	78.4%	(40.7%	)	$129.99	$139.27	(6.7%	)	$60.40	$109.19	(44.7%	)
New England	5	34.1%	68.2%	(50.0%	)	$121.89	$137.95	(11.6%	)	$41.59	$94.13	(55.8%	)
Pacific	33	49.5%	83.8%	(40.9%	)	$142.92	$165.99	(13.9%	)	$70.80	$139.04	(49.1%	)
South Atlantic	59	47.9%	79.8%	(40.0%	)	$122.93	$138.95	(11.5%	)	$58.88	$110.86	(46.9%	)
West North Central	18	36.7%	76.6%	(52.1%	)	$109.58	$126.52	(13.4%	)	$40.25	$96.96	(58.5%	)
West South Central	41	44.1%	74.2%	(40.5%	)	$112.39	$126.71	(11.3%	)	$49.59	$94.04	(47.3%	)

Total Portfolio	233	44.5%	77.8%	(42.8%	)	$122.52	$139.88	(12.4%	)	$54.50	$108.82	(49.9%	)

Note: Region categorization based on STR designation.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months ended June 30

(Unaudited)

Chain Scale/Brand		Occupancy				ADR				RevPAR
	# of Hotels	Q2 2020	Q2 2019	% Change		Q2 2020	Q2 2019	% Change		Q2 2020	Q2 2019	% Change
Upscale
Courtyard	36	19.3%	80.1%	(75.9%	)	$107.54	$149.31	(28.0%	)	$20.76	$119.63	(82.6%	)
Hilton Garden Inn	41	23.2%	81.0%	(71.4%	)	$89.51	$138.97	(35.6%	)	$20.76	$112.59	(81.6%	)
Homewood Suites	33	45.5%	86.0%	(47.1%	)	$98.80	$139.40	(29.1%	)	$44.92	$119.85	(62.5%	)
Hyatt Place	1	36.1%	75.6%	(52.2%	)	$86.64	$110.14	(21.3%	)	$31.29	$83.27	(62.4%	)
Residence Inn	33	44.2%	81.9%	(46.0%	)	$114.62	$148.05	(22.6%	)	$50.65	$121.18	(58.2%	)
SpringHill Suites	13	14.9%	80.2%	(81.5%	)	$74.87	$130.31	(42.5%	)	$11.13	$104.56	(89.4%	)
Upscale Total	157	29.9%	81.8%	(63.5%	)	$101.64	$142.44	(28.6%	)	$30.35	$116.48	(73.9%	)

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	17.6%	77.7%	(77.4%	)	$81.50	$117.76	(30.8%	)	$14.31	$91.53	(84.4%	)
Hampton Inn/Hampton Inn & Suites	40	20.2%	80.9%	(75.0%	)	$94.61	$138.15	(31.5%	)	$19.13	$111.72	(82.9%	)
Home2 Suites	10	44.6%	85.5%	(47.9%	)	$102.27	$142.72	(28.3%	)	$45.56	$122.07	(62.7%	)
TownePlace Suites	9	43.0%	82.4%	(47.8%	)	$98.49	$121.82	(19.2%	)	$42.36	$100.37	(57.8%	)
Upper Midscale Total	70	25.6%	81.1%	(68.5%	)	$95.71	$133.79	(28.5%	)	$24.47	$108.55	(77.5%	)

Upper Upscale
Embassy Suites	2	53.6%	90.8%	(41.0%	)	$131.73	$195.94	(32.8%	)	$70.61	$178.00	(60.3%	)
Marriott	2	6.2%	66.9%	(90.8%	)	$93.08	$151.45	(38.5%	)	$5.74	$101.26	(94.3%	)
Upper Upscale Total	4	22.2%	75.0%	(70.3%	)	$124.65	$169.72	(26.6%	)	$27.73	$127.28	(78.2%	)

Independents
Independents	2	9.1%	93.5%	(90.3%	)	$126.79	$257.83	(50.8%	)	$11.51	$241.17	(95.2%	)
Independents Total	2	9.1%	93.5%	(90.3%	)	$126.79	$257.83	(50.8%	)	$11.51	$241.17	(95.2%	)

Total Portfolio	233	28.2%	81.5%	(65.4%	)	$100.76	$142.01	(29.0%	)	$28.44	$115.73	(75.4%	)

Note: Chain scale categorization based on STR designation.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Six Months ended June 30

(Unaudited)

Chain Scale/Brand		Occupancy				ADR				RevPAR
	# of Hotels	YTD 2020	YTD 2019	% Change		YTD 2020	YTD 2019	% Change		YTD 2020	YTD 2019	% Change
Upscale
Courtyard	36	38.4%	75.6%	(49.2%	)	$129.17	$144.76	(10.8%	)	$49.60	$109.47	(54.7%	)
Hilton Garden Inn	41	40.7%	77.1%	(47.2%	)	$118.63	$136.62	(13.2%	)	$48.27	$105.27	(54.1%	)
Homewood Suites	33	56.4%	82.8%	(31.8%	)	$121.56	$141.03	(13.8%	)	$68.58	$116.72	(41.2%	)
Hyatt Place	1	55.0%	75.7%	(27.4%	)	$95.80	$111.03	(13.7%	)	$52.67	$84.08	(37.4%	)
Residence Inn	33	55.7%	78.8%	(29.3%	)	$130.90	$146.07	(10.4%	)	$72.91	$115.04	(36.6%	)
SpringHill Suites	13	34.7%	75.9%	(54.3%	)	$111.25	$126.53	(12.1%	)	$38.61	$96.07	(59.8%	)
Upscale Total	157	45.6%	78.0%	(41.6%	)	$123.78	$140.31	(11.8%	)	$56.40	$109.43	(48.5%	)

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	38.2%	75.5%	(49.4%	)	$107.39	$119.83	(10.4%	)	$41.07	$90.48	(54.6%	)
Hampton Inn/Hampton Inn & Suites	40	39.0%	76.4%	(48.9%	)	$120.96	$137.64	(12.1%	)	$47.23	$105.16	(55.1%	)
Home2 Suites	10	57.3%	83.8%	(31.6%	)	$115.83	$139.69	(17.1%	)	$66.39	$117.03	(43.3%	)
TownePlace Suites	9	55.5%	78.2%	(29.0%	)	$107.94	$118.84	(9.2%	)	$59.93	$92.94	(35.5%	)
Upper Midscale Total	70	43.1%	77.4%	(44.2%	)	$116.31	$132.97	(12.5%	)	$50.17	$102.86	(51.2%	)

Upper Upscale
Embassy Suites	2	61.3%	88.8%	(31.0%	)	$156.65	$188.02	(16.7%	)	$96.06	$166.97	(42.5%	)
Marriott	2	24.7%	66.5%	(62.8%	)	$143.08	$150.38	(4.9%	)	$35.39	$99.98	(64.6%	)
Upper Upscale Total	4	37.1%	74.1%	(49.9%	)	$150.68	$165.69	(9.1%	)	$55.96	$122.70	(54.4%	)

Independents
Independents	2	30.4%	89.4%	(66.0%	)	$134.45	$221.54	(39.3%	)	$40.86	$198.00	(79.4%	)
Independents Total	2	30.4%	89.4%	(66.0%	)	$134.45	$221.54	(39.3%	)	$40.86	$198.00	(79.4%	)

Total Portfolio	233	44.5%	77.8%	(42.8%	)	$122.52	$139.88	(12.4%	)	$54.50	$108.82	(49.9%	)

Note: Chain scale categorization based on STR designation.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months ended June 30

(Unaudited)

Location		Occupancy				ADR				RevPAR
	# of Hotels	Q2 2020	Q2 2019	% Change		Q2 2020	Q2 2019	% Change		Q2 2020	Q2 2019	% Change
STR Location
Airport	17	38.0%	83.0%	(54.2%	)	$88.50	$131.82	(32.9%	)	$33.64	$109.41	(69.3%	)
Interstate	6	37.5%	79.9%	(53.0%	)	$95.69	$111.91	(14.5%	)	$35.92	$89.43	(59.8%	)
Resort	11	27.2%	87.4%	(68.9%	)	$133.60	$153.26	(12.8%	)	$36.30	$133.98	(72.9%	)
Small Metro/Town	16	33.1%	81.6%	(59.4%	)	$89.95	$116.75	(23.0%	)	$29.80	$95.23	(68.7%	)
Suburban	141	29.4%	81.0%	(63.7%	)	$100.21	$137.21	(27.0%	)	$29.50	$111.21	(73.5%	)
Urban	42	19.5%	81.1%	(75.9%	)	$106.45	$165.97	(35.9%	)	$20.81	$134.58	(84.5%	)

Total Portfolio	233	28.2%	81.5%	(65.4%	)	$100.76	$142.01	(29.0%	)	$28.44	$115.73	(75.4%	)

Note: Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Six Months ended June 30

(Unaudited)

Location		Occupancy				ADR				RevPAR
	# of Hotels	YTD 2020	YTD 2019	% Change		YTD 2020	YTD 2019	% Change		YTD 2020	YTD 2019	% Change
STR Location
Airport	17	53.6%	81.2%	(33.9%	)	$115.31	$132.05	(12.7%	)	$61.86	$107.22	(42.3%	)
Interstate	6	47.3%	75.2%	(37.0%	)	$104.39	$110.53	(5.6%	)	$49.39	$83.07	(40.5%	)
Resort	11	44.8%	83.4%	(46.3%	)	$140.82	$154.47	(8.8%	)	$63.06	$128.81	(51.0%	)
Small Metro/Town	16	49.7%	80.3%	(38.1%	)	$114.99	$123.73	(7.1%	)	$57.17	$99.39	(42.5%	)
Suburban	141	44.8%	77.1%	(41.9%	)	$119.83	$135.46	(11.5%	)	$53.72	$104.44	(48.6%	)
Urban	42	38.7%	77.0%	(49.8%	)	$134.65	$158.91	(15.3%	)	$52.06	$122.31	(57.4%	)

Total Portfolio	233	44.5%	77.8%	(42.8%	)	$122.52	$139.88	(12.4%	)	$54.50	$108.82	(49.9%	)

Note: Location categorization based on STR designation.

Page | 22